Exhibit 10.2

CUSTODY AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of the last date on the signature page, by and among PERMUTO CAPITAL AAPL TRUST I, a Delaware statutory trust (the “Trust”), PERMUTO CAPITAL LLC, a Delaware limited liability company, acting as Trust Administrator for the Trust (the “Trust Administrator”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

WHEREAS, the Trust desires to retain the Custodian to act as custodian of all Trust Property (as defined below).

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below unless the context otherwise requires:

1.01 “1934 Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder.

1.02 “Authorized Person” means any person (including a Trust Administrator agent) who has been designated by written notice as such from the Trust Administrator, the Trust, or any agent of the Trust or the Trust Administrator. Such person shall continue to be an Authorized Person until such time as the Custodian receives Written Instructions from the Trust Administrator, the Trust, or any agent of the Trust or the Trust Administrator that any such person is no longer an Authorized Person.

1.03 “Book-Entry System” shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

1.04 “Business Day” means any day (1) the Federal Reserve wire transfer system is open for cash wire transfers, or (2) that the Trust Administrator determines that it is able to conduct business.

1.05 “Certificates” shall mean, with respect to the Trust, the trust certificates issued by the Trust.

1.06 “IRS” shall mean the Internal Revenue Service.

1.07 “SEC” shall mean the U.S. Securities and Exchange Commission.

1.08 “Securities” shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers’ acceptances, mortgage-backed securities, or other obligations, and any certificates, receipts, warrants, or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian or its agents have the facilities to clear and service.

1.09 “Securities Depository” shall mean The Depository Trust Company and any other clearing agency registered with the SEC under Section 17A of the 1934 Act, which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

1.10 “Sub-Custodian” shall mean and include (i) any branch of a “U.S. bank,” as that term is defined in Rule 17f-5 under the 1940 Act, and (ii) any “Eligible Foreign Custodian”, as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian which the Custodian has determined will provide reasonable care of any Trust Property based on the standards specified in Section 3.03 below. Such contract shall be in writing and shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Trust and the Trust Administrator will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Foreign Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Foreign Securities will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the Trust Property or as being held by a third party for the benefit of the Trust and the Trust Administrator; (v) that the Trust and the Trust Administrator’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Trust and the Trust Administrator will receive periodic reports with respect to the safekeeping of the Trust Property, including, but not limited to, notification of any transfer to or from a Trust or Trust Administrator account or a third party account containing assets held for the benefit of the Trust or the Trust Administrator. Such contract may contain, in lieu of any or all of the provisions specified in (i)-(vi) above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for any Trust Property as the specified provisions.

1.11 “Trust Agreement” means the Amended and Restated Agreement and Declaration of Voting Trust, dated as of      , 2025, by and between the Trust Administrator and CSC Delaware Trust Company, as the initial Delaware Trustee, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

1.12 “Trust Custody Account” shall mean any of the accounts in the name of the Trust, which is provided for in Section 3.02 below.

1.13 “Trust Property” means, at any time, the assets of the Trust at such time, including all cash, Securities, and other property and assets.

1.14 “Written Instructions” shall mean (i) written communications received by the Custodian and signed by an Authorized Person, (ii) communications by facsimile or email or any other such system from one or more persons reasonably believed by the Custodian to be an Authorized Person, or (iii) communications between electronic devices.

ARTICLE II

APPOINTMENT OF CUSTODIAN

2.01 Appointment. The Trust Administrator hereby appoints the Custodian as custodian of all Trust Property owned by or in the possession of the Trust at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.02 Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by the Trust and the Trust Administrator:

(a) A copy of the following, certified by an Authorized Person:

(i) the Trust Agreement;

(ii) a copy of the resolution of the managing members of the Trust Administrator appointing the Custodian; and

(iii) the names and signatures of the current Authorized Persons;

(b) a copy of the current registration statement or prospectus for the Certificates (the “Prospectus”); and

(c) An executed authorization required by the Shareholder Communications Act of 1985, attached hereto as Exhibit B.

2.03 Notice of Appointment of Transfer Agent. The Trust and the Trust Administrator agree to notify the Custodian in writing of the appointment, termination or change in appointment of any transfer agent of the Trust, except if an affiliate of the Custodian is appointed to serve as transfer agent of the Trust, then the Custodian hereby waives the obligation to provide such written notice to the Custodian pursuant to this Section 2.03.

ARTICLE III

CUSTODY OF TRUST PROPERTY

3.01 Segregation. All Securities and other non-cash Trust Property held by the Custodian for the account of the Trust (other than Securities maintained in a Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

3.02 Trust Custody Accounts. The Custodian shall open and maintain in its trust department a custody account in the name of the Trust coupled with the name of the Trust, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Trust Property which is delivered to it.

3.03 Appointment of Agents.

(a) In the event that the Trust Property is such that it requires the Custodian to appoint one or more Sub-Custodians, including, without limitation, in the event that any Securities held by the Custodian as Trust Property receive a dividend distribution of other Securities that are required to be held by a Sub-Custodian, then the Custodian may appoint one or more Sub-Custodians to establish and maintain arrangements with (i) Eligible Securities Depositories or (ii) Eligible Foreign Custodians that are members of the Sub-Custodian’s network to hold such Trust Property and to carry out such other provisions of this Agreement as it may determine; provided, however, that the appointment of any such agents and maintenance of any such Trust Property shall be at the Custodian’s expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement. The Custodian shall be liable for the actions of any Sub-Custodians (regardless of whether assets are maintained in the custody of a Sub-Custodian, a member of its network or an Eligible Securities Depository) appointed by it as if such actions had been done by the Custodian.

(b) The Custodian wishes to appoint Sub-Custodians to hold any Trust Property, it will so notify the Trust or the Trust Administrator and make the necessary determinations as to any such new Sub-Custodian’s eligibility.

(c) In performing its delegated responsibilities as foreign custody manager to place or maintain any Trust Property with a Sub-Custodian, the Custodian will determine that such Trust Property will be subject to reasonable care, based on the standards applicable to custodians in the country in which such Trust Property will be held by that Sub-Custodian, after considering all factors relevant to safekeeping of such assets.

(d) At the end of each calendar quarter, the Custodian shall provide written reports notifying the Trust and the Trust Administrator of the withdrawal or placement of any Trust Property with a Sub-Custodian and of any material changes in the Trust and the Trust Administrator’s arrangements with respect thereto. Such reports shall include an analysis of the custody risks associated with maintaining assets with any Eligible Securities Depositories. The Custodian shall promptly take such steps as may be required to withdraw such Trust Property from any Sub-Custodian arrangement that has ceased to meet any applicable requirements.

(e) With respect to its responsibilities under this Section 3.03, the Custodian hereby warrants to the Trust and the Trust Administrator that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of any Trust Property. The Custodian further warrants that the Trust Property will be subject to reasonable care if maintained with a Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian’s practices, procedures, and internal controls for certificated securities (if applicable), its method of keeping custodial records, and its security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for the Trust Property; (iii) the Sub-Custodian’s general reputation and standing and, in the case of a Securities Depository, the Securities Depository’s operating history and number of participants; and (iv) whether the Trust and the Trust Administrator will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian’s consent to service of process in the United States.

(f) The Custodian shall establish a system or ensure that its Sub-Custodian has established a system to monitor on a continuing basis (i) the appropriateness of maintaining the Trust Property with a Sub-Custodian or Eligible Foreign Custodians who are members of a Sub-Custodian’s network; (ii) the performance of the contract governing the Trust and the Trust Administrator’s arrangements with such Sub-Custodian or Eligible Foreign Custodian’s members of a Sub-Custodian’s network; and (iii) the custody risks of maintaining assets with an Eligible Securities Depository. The Custodian must promptly notify the Trust or the Trust Administrator or their investment adviser of any material change in these risks.

(g) The Custodian shall use commercially reasonable efforts to collect all income and other payments with respect to Foreign Securities to which the Trust and the Trust Administrator shall be entitled and shall credit such income, as collected, to the Trust and the Trust Administrator. In the event that extraordinary measures are required to collect such income, the Trust, Trust Administrator and Custodian shall consult as to the measurers and as to the compensation and expenses of the Custodian relating to such measures.

3.04 Delivery of Assets to Custodian. The Trust shall deliver, or cause to be delivered, to the Custodian all of the Trust Property, including (i) all dividends, distributions, payments of income, payments of principal, capital distributions, or other property or assets received by the Trust with respect to Trust Property at any time during the period of this Agreement, and (ii) all consideration received by the Trust for the issuance of Certificates. The Custodian shall not be responsible for such Trust Property until actually received by it.

3.05 Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of the Trust in a Securities Depository or in a Book-Entry System, subject to the following provisions:

(a) The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book-Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of deposits, purchases and sales of Securities, loans of Securities, and deliveries, redemptions, withdrawals, and returns of Securities.

(b) Securities of the Trust kept in a Book-Entry System or Securities Depository shall be kept in an account (“Depository Account”) of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

(c) The records of the Custodian with respect to Securities of the Trust maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to the Trust.

(d) If Securities deposited in or otherwise acquired by the Trust are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for or, in the case of a deposit of Securities pursuant to a Purchase Order, shall inform the Trust Administrator to cause the Trust to issue Certificates with respect to the deposit of such Securities upon: (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account; and (ii) the making of an entry on the records of the Custodian to reflect such transfer for the account of the Trust. If Securities withdrawn from or otherwise disposed of by the Trust are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities, if applicable, has been transferred to the Depository Account (or, in the case of a withdrawal of Securities pursuant to a Redemption Order, receipt of Written Instructions that the corresponding Certificates have been received by the Trust Administrator); and (ii) the making of an entry on the records of the Custodian to reflect such transfer for the account of the Trust.

(e) The Custodian shall provide the Trust and the Trust Administrator with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Trust are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

(f) Notwithstanding anything to the contrary in this Agreement, the Custodian shall be liable to the Trust or the Trust Administrator for any loss or damage to the Trust resulting from: (i) the use of a Book-Entry System or Securities Depository by reason of any gross negligence or willful misconduct on the part of the Custodian or any sub-Custodian; or (ii) failure of the Custodian or any sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At their election, the Trust and the Trust Administrator shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Trust or the Trust Administrator arising from the use of such Book-Entry System or Securities Depository, if and to the extent that both the Trust and the Trust Administrator have not been made whole for any such loss or damage.

(g) With respect to its responsibilities under this Section 3.05, the Custodian hereby warrants to each of the Trust and the Trust Administrator that it agrees to (i) exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets, and (ii) provide, promptly upon request by the Trust or the Trust Administrator, such reports as are available concerning the Custodian’s internal accounting controls and financial strength.

3.06 Disbursement of Moneys from or other Property from Trust Custody Account. Upon receipt of Written Instructions, the Custodian shall disburse cash, currency, or other moneys or property, which do not constitute Securities, from the Trust Custody Account but only in the following cases:

(a) In connection with the conversion, exchange, exercise, or surrender, as set forth in Section 3.07 below, of Securities owned by the Trust;

(b) For any distributions by the Trust, as directed by the Trust or the Trust Administrator;

(c) In payment for redemption or cancellation of Certificates as provided in Section 5.01 below;

(d) For the payment of any expense or liability incurred by the Trust, as directed by the Trust or the Trust Administrator;

(e) As otherwise directed by the Trust or the Trust Administrator; and

(f) For any other proper purpose, as determined by the Trust or the Trust Administrator, but only upon receipt of Written Instructions, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper trust purposes.

3.07 Delivery of Securities from Trust Custody Account. Upon receipt of Written Instructions, the Custodian shall release and deliver, Securities from the Trust Custody Account but only in the following cases:

(a) In payment for redemption or cancellation of Certificates;

(b) For any distribution of Securities by the Trust;

(c) Upon the sale of Securities for the account of the Trust but only against receipt of consideration therefor;

(d) In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.05 above;

(e) To an offeror’s depository agent in connection with tender, exchange, or other similar offers for Securities of the Trust; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(f) To the issuer thereof or its agent (i) for transfer into the name of the Trust, the Custodian or any sub-Custodian, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

(g) To the broker selling the Securities, for examination in accordance with the “street delivery” custom;

(h) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization, or readjustment of the issuer of such Securities, or pursuant to any conversion, exchange, or exercise of such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities, cash, and other transaction consideration, if any, are to be delivered to the Custodian;

(i) In the case of warrants, rights, or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(j) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation, or recapitalization of the Trust;

(k) To brokers, clearing banks, or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own gross negligence or willful misconduct;

(l) As otherwise directed by the Trust or the Trust Administrator; and

(m) For any other proper purpose, as determined by the Trust or the Trust Administrator, but only upon receipt of Written Instructions, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper trust purposes.

3.08 Delivery of Other Trust Property from Trust Custody Account. Upon receipt of Written Instructions, the Custodian shall release and deliver, or cause any sub-Custodian to release and deliver, any other Trust Property (other than as set forth in Sections 3.06 and 3.07 above) from the Trust Custody Account but only in the following cases:

(a) For any distribution of Trust Property by the Trust;

(b) Upon the sale of Trust Property for the account of the Trust but only against receipt of consideration therefor, including any sale of Trust Property;

(c) As directed by the Trust or the Trust Administrator; and

(d) For any other proper purpose, as determined by the Trust or the Trust Administrator, but only upon receipt of Written Instructions, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper trust purposes.

3.09 Actions Not Requiring Written Instructions. Unless otherwise instructed by the Trust, the Custodian shall with respect to all Securities held for the Trust:

(a) Subject to Section 9.04 below, collect on a timely basis all dividends, distributions, income, and other payments to which the Trust is entitled either by law or pursuant to custom in the securities business;

(b) Present for payment and, subject to Section 9.04 below, collect on a timely basis the amount payable upon all Securities that may mature or be called, redeemed, or retired, or otherwise become payable;

(c) Endorse for collection, in the name of the Trust, checks, drafts and other negotiable instruments;

(d) Surrender interim receipts or Securities in temporary form for Securities in definitive form;

(e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the IRS and the Trust at such time, in such manner and containing such information as is prescribed by the IRS;

(f) Hold for the Trust, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar Securities issued with respect to Securities of the Trust; and

(g) In general, and except as otherwise directed in Written Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer, and other dealings with Securities and other assets of the Trust.

3.10 Registration and Transfer of Securities. All Securities held for the Trust that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for the Trust may be registered in the name of the Trust, the Custodian, a sub-Custodian, or any nominee thereof, or in the name of a Book-Entry System, Securities Depository, or any nominee of either thereof. The Trust or the Trust Administrator shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees referred to above or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Trust.

3.11 Records.

(a) The Custodian shall maintain complete and accurate records with respect to all Trust Property, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; (iii) canceled checks and bank records related thereto; and (iv) all records relating to its activities and obligations under this Agreement. The Custodian shall keep such other books and records of the Trust as the Trust or the Trust Administrator shall reasonably request.

(b) All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Trust and the Trust Administrator, and (ii) be the property of the Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees, or agents of the Trust or the Trust Administrator.

3.12 Trust Reports by Custodian. The Custodian shall furnish the Trust and the Trust Administrator with a daily activity statement and a summary of all transfers to or from each Trust Custody Account on the day following such transfers. At least monthly, the Custodian shall furnish the Trust and the Trust Administrator with a detailed statement of the Trust Property held by the Custodian for the Trust under this Agreement.

3.13 Other Reports by Custodian. As the Trust or the Trust Administrator may reasonably request from time to time, the Custodian shall provide the Trust and the Trust Administrator with reports on the internal accounting controls and procedures for safeguarding Trust Property which are employed by the Custodian or any sub-Custodian.

3.14 Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities that are not registered in the name of the Trust to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust or the Trust Administrator such proxies, all proxy soliciting materials, and all notices relating to such Securities. With respect to any foreign Securities, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject to the laws, regulations, and practical constraints that may exist in the country where such securities are issued. The Trust and the Trust Administrator each acknowledge that local conditions, including lack of regulation, onerous procedural obligations, lack of notice, and other factors may have the effect of severely limiting the ability of the Trust to exercise shareholder rights.

3.15 Information on Corporate Actions. The Custodian shall promptly deliver to the Trust Administrator all information received by the Custodian and pertaining to Securities being held by the Trust, including with respect to: dividends or distributions; proxies, voting, consents, or waivers; tender or exchange offers; calls for redemption or purchase; exercise or expiration of rights; setting of a record date for an action; any split, reverse split, reclassification, or other change in any Securities being held by the Trust; mergers, acquisitions, or sales of all or substantially all assets; bankruptcy or insolvency; or any other similar action or other corporate action with respect to Securities being held by the Trust. If the Trust desires the Custodian to take action with respect to any tender offer, exchange offer, or other transaction, the Trust or the Trust Administrator shall notify the Custodian at least three Business Days prior to the date on which the Custodian is to take such action. The Trust or the Trust Administrator will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least three Business Days prior to the beginning date of the tender period.

3.16 Insurance. The Custodian need not maintain any special insurance for the benefit of the Trust, although the Custodian shall at all times maintain insurance coverage adequate for the nature of its operations, including directors and officers, errors and omissions, and fidelity bond insurance coverage. The Custodian shall notify the Trust or the Trust Administrator if there are any material adverse changes to its insurance policies or coverage. The Custodian shall notify the Trust or the Trust Administrator of any material errors or omissions, interruptions in, or delay or unavailability of the Custodian’s abilities to safeguard and hold the Trust Property of the Trust in accordance with this Agreement as promptly as practicable, and proceed to correct the same as soon as is reasonably possible.

ARTICLE IV

PURCHASE AND SALE OF TRUST PROPERTY

4.01 Acquisition or Deposit of Securities.

(a) Upon Written Instructions, the Custodian shall accept deposits of Securities being delivered in connection with a Purchase Order.

(b) Upon Written Instructions, the Custodian shall accept any deposits of Securities being made by or on behalf of the Trust Administrator.

(c) Promptly upon each other purchase or acquisition of Securities by the Trust, Written Instructions shall be delivered to the Custodian, specifying: (i) the name of the issuer of such Securities, and the title or other description thereof; (ii) the number of shares, principal amount (and accrued interest, if any), or other units purchased or acquired; (iii) the date of purchase or acquisition, and settlement; (iv) the price per unit or other consideration; (v) the total consideration payable or issuable upon such purchase or acquisition; and (vi) the name of the person to whom such consideration is payable or issuable. To the extent set forth in such Written Instructions, the Custodian shall upon receipt of such Securities purchased or acquired by the Trust pay out of the moneys held for the account of the Trust the total amount specified in such Written Instructions to the person named therein; provided that the Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase or acquisition of Securities for the Trust, if in the Trust Custody Account there is insufficient cash available to the Trust for which such purchase or acquisition was made.

4.02 [Reserved]

4.03 Sale or Withdrawal of Securities.

(a) Upon Written Instructions, the Custodian shall deliver Securities.

(b) The Trust Administrator shall have the right to withdraw, at any time and from time to time, any Securities deposited by the Trust Administrator pursuant to Section 4.01(b) and, upon Written Instructions, the Custodian shall deliver such Securities to, or as directed by, the Trust or the Trust Administrator.

(c) Promptly upon any other sale of Securities by, or withdrawal of Securities from, the Trust, Written Instructions shall be delivered to the Custodian, specifying: (i) the name of the issuer of such Securities, and the title or other description thereof; (ii) the number of shares, principal amount (and accrued interest, if any), or other units sold or withdrawn; (iii) the date of sale or withdrawal and settlement, (iv) the price per unit; (v) the total amount payable upon such sale or withdrawal; and (vi) the person to whom such Securities are to be delivered. Upon receipt of the total consideration payable to the Trust as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities or as otherwise directed in Written Instructions.

4.04 [Reserved]

4.05 [Reserved]

4.06 Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of a Trust’s transactions in the Trust Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

ARTICLE V

TRANSFERS OF FUNDS OR SECURITIES

From such funds as may be available for the purpose in the relevant Trust Custody Account, and upon receipt of Written Instructions specifying that the funds are required to repurchase Certificates of the Trust, the Custodian shall wire each amount specified in such Written Instructions to or through such bank or broker-dealer as the Trust or the Trust Administrator may designate. Once the Custodian has wired amounts to a bank or broker-dealer pursuant to this Article V, the Custodian shall not be under any obligation to effect any further payment or distribution by such bank or broker-dealer.

ARTICLE VI

SEGREGATED ACCOUNTS

Upon receipt of Written Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Trust, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account but only upon receipt of Written Instructions, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper trust purposes. Each segregated account established under this Article VI shall be established and maintained for the Trust only. All Written Instructions relating to a segregated account shall specify the Trust.

ARTICLE VII

COMPENSATION OF CUSTODIAN

7.01 Compensation. The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit A hereto (as amended by mutual agreement from time to time). The Custodian shall also be compensated for such miscellaneous expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Custodian in performing its duties hereunder, such compensation to be limited to the actual expenses reasonably incurred by the Custodian. The Trust or the Trust Administrator shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Trust or the Trust Administrator shall notify the Custodian in writing within 30 calendar days following receipt of each invoice if the Trust is disputing any amounts in good faith. The Trust or the Trust Administrator shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid.

7.02 Overdrafts. To the extent applicable, the Trust is responsible for maintaining an appropriate level of cash to accommodate cash outflows. In the event of an overdraft, the overdraft amount or the overdraft amount that exceeds the line of credit will be charged in accordance with the fee schedule set forth on Exhibit A hereto (as amended from time to time). With the exception of any fee or expense the Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance change of 1½ % per month after the due date. Notwithstanding anything to the contrary, amounts owed by the Trust to the Custodian shall only be paid out of the assets and property of the Trust.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

8.01 Representations and Warranties of the Trust and the Trust Administrator. Each of the Trust and the Trust Administrator hereby represents and warrants to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed, and delivered by it in accordance with all requisite action and constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(c) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order, or judgment binding on it and no provision of its charter, bylaws, or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

8.02 Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to each of the Trust and the Trust Administrator, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b) This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties;

(c) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order, or judgment binding on it, and no provision of its charter, bylaws, or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement; and

(d) It maintains information security, physical security, and business continuity policies, standards, and recovery procedures with respect to the provision of services pursuant to this Agreement which conform to contemporary industry practice and all applicable law.

ARTICLE IX

CONCERNING THE CUSTODIAN

9.01 Standard of Care. The Custodian shall exercise reasonable care in the performance of its duties under this Agreement. The Custodian shall not be liable for any error of judgment, mistake of law, shareholder fraud, or for any loss suffered by the Trust or the Trust Administrator in connection with its duties under this Agreement, except a loss arising out of or relating to the Custodian’s (or a sub-Custodian’s) refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its (or a sub-Custodian’s) bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Trust or the Trust Administrator of any action taken or omitted by the Custodian pursuant to advice of counsel.

9.02 Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Trust or any money represented by a check, draft, or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

9.03 No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity, or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

9.04 Limitation on Duty to Collect. The Custodian shall not be required to enforce collection, by legal means or otherwise, of any money, or property due and payable with respect to Securities held for the Trust if such Securities are in default or payment is not made after due demand or presentation.

9.05 Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice, or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Written Instructions actually received by it pursuant to this Agreement and reasonably believed by it to be genuine.

9.06 Cooperation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trust or the Trust Administrator to keep the books of account of the Trust and/or compute the value of the assets of the Trust. The Custodian shall take all such reasonable actions as the Trust and the Trust Administrator may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust’s independent accountants with respect to the Custodian’s activities hereunder in connection with (i) the preparation of any of the Trust’s or the Trust Administrator’s reports as directed by the Trust or the Trust Administrator and any reports required by the SEC, and (ii) the fulfillment by the Trust of any other requirements of the SEC.

ARTICLE X

INDEMNIFICATION

10.01 Indemnification by the Trust. The Trust shall indemnify and hold harmless the Custodian, any sub-Custodian, and any nominee thereof (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all claims, demands, losses, reasonable expenses, and liabilities of any and every nature (including reasonable and documented out-of-pocket attorneys’ fees and expenses) that an Indemnified Party may sustain or incur or that may be asserted against an Indemnified Party by any person arising directly or indirectly (i) from the fact that Securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by the Custodian or such sub-Custodian (a) at the request or direction of or in reliance on the advice of the Trust, or (b) upon Written Instructions, or (iii) from the performance of its obligations under this Agreement or any sub-custody agreement, provided that neither the Custodian nor any such sub-Custodian shall be indemnified and held harmless from and against any such claim, demand, loss, expense, or liability arising out of or relating to its refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Trust, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the terms “Custodian” and “sub-Custodian” shall include their respective directors, officers and employees.

10.02 Indemnification by Custodian. The Custodian shall indemnify and hold harmless each of the Trust and the Trust Administrator from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable and documented out-of-pocket attorneys’ fees and expenses) that any of the Trust or the Trust Administrator may sustain or incur, or that may be asserted against any of the Trust or the Trust Administrator by any person arising directly or indirectly out of any action taken or omitted to be taken by an Indemnified Party as a result of the Indemnified Party’s refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Custodian, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the terms “Trust” and “Trust Administrator” shall include the Trust’s and the Trust Administrator’s respective Affiliates and all trustees, directors, officers, employees, delegees, and agents of the foregoing.

10.03 Security. If the Custodian advances cash or Securities to the Trust for any purpose, either at the Trust’s request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any claim, demand, loss, expense, or liability (including reasonable and documented out-of-pocket attorneys’ fees) (except such as may arise from its or its nominee’s breach of this agreement, bad faith, gross negligence, or willful misconduct), then, in any such event, any property at any time held for the account of the Trust shall be security therefor, and should the Trust fail to promptly repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of such Trust and to dispose of other assets of such Trust to the extent necessary to obtain reimbursement or indemnification.

10.04 Miscellaneous.

(a) No party to this Agreement shall be liable to the other party for consequential, special, or punitive damages under any provision of this Agreement.

(b) The indemnity provisions of this Article shall indefinitely survive the termination and/or assignment of this Agreement.

(c) In order that the indemnification provisions contained in this Article shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Article X. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

ARTICLE XI

FORCE MAJEURE

None of the Custodian, the Trust Administrator, or the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer hardware service, provided such hardware was reasonably maintained, third-party computer software service or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that in the event of a failure or delay, the Custodian: (i) shall not discriminate against the Trust or the Trust Administrator in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement; and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

ARTICLE XII

PROPRIETARY AND CONFIDENTIAL INFORMATION

12.01 Trust Confidential Information. The Custodian agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Trust and the Trust Administrator, all records and other information relative to the Trust and the Trust Administrator and prior, present, or potential securityholders of the Trust (and clients of said securityholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except: (i) after prior notification to and approval in writing by the Trust Administrator, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply; (ii) when requested to divulge such information by duly constituted governmental or regulatory authorities with jurisdiction over the Custodian, although the Custodian will promptly report such disclosure to the Trust Administrator if disclosure is permitted by applicable law and regulation; or (iii) when so requested by the Trust Administrator. Records and other information which have become known to the public through no wrongful act of the Custodian or any of its employees, agents, or representatives, and information that was already in the possession of the Custodian prior to receipt thereof from the Trust Administrator or its agent, shall not be subject to this paragraph.

12.02 Privacy Policies. Further, the Custodian will adhere to the privacy policies adopted by the Trust or the Trust Administrator pursuant to Title V of the Gramm-Leach-Bliley Act and any other applicable U.S. privacy laws, rules and regulations, as may be modified from time to time. In this regard, the Custodian shall have in place and maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality, and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Trust and its shareholders.

12.03 Custodian Confidential Information. The Trust and the Trust Administrator each agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Custodian, all non-public information relative to the Custodian (including, without limitation, information regarding the Custodian’s pricing, products, services, customers, suppliers, financial statements, processes, know-how, trade secrets, market opportunities, past, present, or future research, development, or business plans, affairs, operations, systems, computer software in source code and object code form, documentation, techniques, procedures, designs, drawings, specifications, schematics, processes and/or intellectual property), and not to use such information for any purpose other than in connection with the services provided under this Agreement, except (i) after prior notification to and approval in writing by the Custodian, which approval shall not be unreasonably withheld and may not be withheld where the Trust or the Trust Administrator, or any of their respective Affiliates, or any trustees, directors, officers, employees, delegees, and agents of the foregoing may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Custodian. Information which has become known to the public through no wrongful act of the Trust or the Trust Administrator or any of their respective employees, agents, or representatives, and information that was already in the possession of the Trust or the Trust Administrator, or any of their respective Affiliates, or any trustees, directors, officers, employees, delegees, and agents of the foregoing prior to receipt thereof from the Custodian, shall not be subject to this paragraph.

12.04 Disclosure of Confidential Information. Notwithstanding anything herein to the contrary, (i) the Trust and the Trust Administrator shall be permitted to disclose the identity of the Custodian as a service provider, copies of this Agreement, and such other information as may be required in the Prospectus or the Trust’s registration or offering documents, or as may otherwise be required by applicable law, rule, or regulation, or otherwise by any applicable regulator, including the SEC, and (ii) the Custodian shall be permitted to include the name of the Trust in lists of representative clients in due diligence questionnaires, RFP responses, presentations, and other marketing and promotional purposes.

12.05 Custodian Reports. The Custodian will provide the Trust and the Trust Administrator with certain copies of or access to third-party audit reports (e.g., SSAE 18, SOC 1, and SOC 2) to the extent such reports are available and related to services performed or made available by the Custodian under this Agreement. The Trust and the Trust Administrator each acknowledges and agrees that such reports are confidential and that it will not disclose such reports except to its employees and service providers who have a need to know and have agreed to obligations of confidentiality applicable to such reports.

ARTICLE XIII

EFFECTIVE PERIOD; TERMINATION

13.01 Effective Period. This Agreement shall become effective as of the date last written on the signature page and will continue in effect until terminated as hereafter provided.

13.02 Termination. This Agreement may be terminated by either the Custodian, on the one hand, or the Trust or the Trust Administrator, on the other hand, upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by either the Custodian, or the one hand, or the Trust or the Trust Administrator, on the other hand, upon the breach of the other of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. In addition, the Trust or the Trust Administrator may, at any time, immediately terminate this Agreement in the event of (i) the Custodian being adjusted bankrupt or insolvent by a court of competent jurisdiction, (ii) the Custodian instituting proceedings for bankruptcy or filing a petition seeking reorganization under the Federal bankruptcy laws or for relief under any law for the relief of debtors, (iii) the dissolution of the Custodian, or (iv) the appointment of a conservator or receiver for the Custodian by regulatory authorities or court of competent jurisdiction or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction (collectively a “Cause Event”).

13.03 Appointment of Successor Custodian. If a successor custodian shall have been appointed by the Trust Administrator, the Custodian shall, upon receipt of a notice from the Trust Administrator, on such specified date of termination (i) deliver directly to the successor custodian all Trust Property and cash then owned by the Trust and held by the Custodian as custodian, and (ii) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Trust at the successor custodian, provided that the Trust shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, the Custodian shall, at the expense of the Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to the Trust Administrator (if such form differs from the form in which the Custodian has maintained the same, the Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian’s personnel in the establishment of books, records, and other data by such successor. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.

13.04 Failure to Appoint Successor Custodian. If a successor custodian is not designated by the Trust Administrator on or before the date of termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which bank or trust company has aggregate capital, surplus and undivided profits as shown on its most recent published report of not less than $25 million, all Trust Property held by the Custodian under this Agreement and to transfer to an account of or for the Trust at such bank or trust company all Securities of the Trust held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. In addition, under these circumstances, all books, records, and other data of the Trust and the Trust Administrator shall be returned to the Trust Administrator.

ARTICLE XIV

CLASS ACTIONS

The Custodian shall use its best efforts to identify and file claims for the Trust involving any class action litigation that impacts any security the Trust may have held during the class period. The Trust agrees that the Custodian may file such claims on its behalf and understands that it may be waiving and/or releasing certain rights to make claims or otherwise pursue class action defendants who settle their claims. Further, the Trust acknowledges that there is no guarantee these claims will result in any payment or partial payment of potential class action proceeds and that the timing of such payment, if any, is uncertain.

However, the Trust Administrator may instruct the Custodian to distribute class action notices and other relevant documentation to the Trust or its designee and, if it so elects, will relieve the Custodian from any and all liability and responsibility for filing class action claims on behalf of the Trust.

ARTICLE XV

MISCELLANEOUS

15.01 Compliance with Laws. The Trust has and retains primary responsibility for all compliance matters relating to the Trust, including, but not limited to, compliance, as applicable, with the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001. The Custodian’s services hereunder shall not relieve the Trust of its responsibilities for assuring such compliance or the Trust Administrator’s oversight responsibility with respect thereto. The Trust or the Trust Administrator shall immediately notify the Custodian if there is a material change to the purpose of the Trust that deviates from the purpose set out in the Prospectus, or if it becomes subject to any new law, rule, regulation, or order of a governmental or judicial authority of competent jurisdiction, that materially impacts the operations of the Trust or the services provided under this Agreement. Further, the Trust agrees that it complies with any and all applicable local, state, federal, and international data protection laws, and confirms necessary and appropriate consents, disclosures, and notices are in place to enable collection and processing of personal data by the Custodian. The Custodian’s functions hereunder shall not relieve the Trust or the Trust Administrator of their primary day-to-day responsibility for assuring such compliance.

15.02 Amendment. This Agreement may not be amended or modified in any manner except by written agreement executed by each of the Custodian, the Trust Administrator and the Trust.

15.03 Assignment. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust or the Trust Administrator without the written consent of the Custodian, or by the Custodian without the written consent of the Trust and the Trust Administrator.

15.04 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles. THE PARTIES HEREBY EXPRESSLY WAIVE, TO THE FULL EXTENT PERMITTED BY LAW, ANY RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY JUDICIAL PROCESS AND ARISING FROM OR RELATED TO THIS AGREEMENT.

15.05 No Agency Relationship. Nothing herein contained shall be deemed to authorize or empower the Custodian to act as agent for the Trust or the Trust Administrator, or to conduct business in the name, or for the account, of the Trust or the Trust Administrator, and nothing herein contained shall be deemed to authorize or empower the Trust or the Trust Administrator to act as agent for the Custodian, or to conduct business in the name, or for the account, of the Custodian.

15.06 Services Not Exclusive. Nothing in this Agreement shall limit or restrict the Custodian from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

15.07 Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

15.08 Notices. Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to the Custodian shall be sent to:

U.S. Bank National Association
Lunken Operations Center
CN-OH-L2GL
5065 Wooster Rd
Cincinnati, Ohio 45226
Attn: Global Trust Custody Support Services
Fax: 844.206.1025
Email: Trust.-.Trust.Custody.Conversion.Team@usbank.com

Notice to the Trust or the Trust Administrator shall be sent to:

c/o Permuto Capital LLC
611 Gateway Blvd, Suite 120
South San Francisco, California 94080
Attn: Chia Network Chief Legal Officer
Email: legalnotices@permuto.capital

15.09 Multiple Originals. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15.10 No Waiver. No failure by any party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by any party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

15.11 References to Custodian. The Trust and the Trust Administrator shall not circulate any written material that contains any reference to the Custodian without the prior written approval of the Custodian, excepting written material contained in the Prospectus, or statement of additional information for the Trust, and such other written material as merely identifies the Custodian as custodian for the Trust. The Trust or the Trust Administrator shall submit written material requiring approval to the Custodian in draft form, allowing sufficient time for review by the Custodian and its counsel prior to any deadline for publication.

15.12 Entire Agreement. This Agreement, together with its Exhibits, constitutes the sole and entire agreement between the parties relating to the subject matter herein and does not operate as an acceptance of any conflicting terms or provisions of any other instrument and terminates and supersedes any and all prior agreements and undertakings between the parties relating to the subject matter herein.

SIGNATURES ON THE NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

PERMUTO CAPITAL AAPL TRUST I
By: PERMUTO CAPITAL LLC
Its: Trust Administrator

By:	/s/ Gene Hoffman
Name:	Gene Hoffman
Title:	Chairman and Co-CEO
Date:	5/21/2025

PERMUTO CAPITAL LLC

By:	/s/ Trent Martensen
Name:	Trent Martensen
Title:	Co-CEO
Date:	5/23/2025

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Gregory Farley
Name:	Gregory Farley
Title:	Senior Vice President
Date:	6/4/2025

EXHIBIT A

Custody Fee Schedule

Custody Services Fee Schedule

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:

1.00 basis point

Minimum monthly fee – $2,000 monthly for first 6 months, $3,000 monthly thereafter

Plus portfolio transaction fees

Portfolio Transaction Fees

▪	$4.00 – Book-entry DTC transaction, Federal Reserve transaction, principal paydown

▪	$7.00 – Repurchase agreement, reverse repurchase agreement, time deposit/CD, or other non-depository transaction

▪	$8.00 – Option/SWAPS/future contract written, exercised or expired

▪	$15.00 – Mutual fund trade, Margin Variation Wire and outbound Fed wire

▪	$50.00 – Physical security transaction

▪	$5.00 – Check disbursement (waived if U.S. Bancorp is Administrator)

▪	$20 Manual instructions fee.(Additional Per Securities and Cash Transactions)

▪	$20 Cancellation/Repair fee.(Additional Per Securities and Cash Transactions)

▪	$15 Per Non-USD wire.

▪	$30 Per 3rd party FX settled at U.S. Bank

▪	$25 Monthly charge on zero valued securities (Per ISIN)

▪	$20 Per Proxy Vote cast.

▪	$25 Dormant account fee (one year no activity)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender, or exchange.

Miscellaneous Expenses

All other miscellaneous fees and expenses, including, but not limited to, the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges, and extraordinary expenses based upon complexity.

Additional Services

▪	Additional fees apply for global servicing.

▪	$600 per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)

▪	Class Action Services –6% of gross proceeds, $100 minimum recovery.

▪	No charge for the initial conversion free receipt.

▪	Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place

▪	Third-Party lending - Additional fees will apply.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules, or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules and reporting requirements).

Fees are calculated pro rata and billed monthly.

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Miscellaneous Expenses

▪	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties, or other local duties and assessments, stock exchange fees, central securities depository fees, securities market regulator fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges, or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing, and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Exhibit B

SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION

PERMUTO CAPITAL AAPL TRUST I

PERMUTO CAPITAL LLC

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities.

Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.

Your “yes” or “no” to disclosure will apply to all U.S. securities Custodian holds for you now and in the future, unless you change your mind and notify us in writing. A “no” election may prevent Custodian from obtaining, on your behalf, the most favorable tax rate for American Depository Receipts (ADRs) held in your account.

______ YES	U.S. Bank is authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

___X___ NO	U.S. Bank is NOT authorized to provide the Trust’s name, address and security position to requesting companies whose stock is owned by the Trust.

PERMUTO CAPITAL AAPL TRUST I
By: PERMUTO CAPITAL LLC
Its: Trust Administrator

By:	/s/ Gene Hoffman
Name:	Gene Hoffman
Title:	Chairman and Co-CEO
Date:	5/21/2025

PERMUTO CAPITAL LLC

By:	/s/ Trent Martensen
Name:	Trent Martensen
Title:	Co-CEO
Date:	5/23/2025